UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006
Columbia Sportswear Company
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-23939 (Commission File Number)	93-0498284 (I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices)
(503) 985-4000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 1, 2006, Columbia Sportswear Company entered into a Consulting and Confidentiality Agreement with Robert Masin, the Company’s former Senior Vice President of Sales and Merchandising. Under the Agreement, Mr. Masin will:
•	use his expertise to provide consulting services to the Company for six months;

•	work only for the Company during the six month consulting term of the Agreement; and

•	thereafter through December 31, 2007, will not work or serve in any capacity for any business which competes with the Company.
As consideration for these services and commitments, during the six month consulting term of the Agreement, Mr. Masin will receive weekly compensation of $7,571.19 and family health insurance coverage with premiums paid by the Company. At the termination of the consulting term of the Agreement, the Company will enter into a severance agreement with Mr. Masin that will extend the weekly compensation amount through August 31, 2008, in consideration of Mr. Masin signing a release of claims and meeting certain other conditions.
The terms of the Agreement summarized above are qualified in their entirety by the actual terms of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)       Exhibits.

Exhibit 10.1	Consulting and Confidentiality Agreement entered into as of September 1, 2006, by and between Columbia Sportswear Company and Robert Masin.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company
Date: September 7, 2006	By:	/s/ Peter J. Bragdon
		Name:	Peter J. Bragdon
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Consulting and Confidentiality Agreement entered into as of September 1, 2006, by and between Columbia Sportswear Company and Robert Masin.